UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 27, 2017

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of Principal Executive Offices, Including Zip Code)

314-594-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Edgewell Personal Care Company (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) at the Company's headquarters on Friday, January 27, 2017. Of the 57,690,075 shares outstanding and entitled to vote at the Annual Meeting, 50,609,651 shares were represented in person or by proxy, constituting a quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Management's nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2018 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
David P. Hatfield	40,677,511	1,455,864	2,165,552	6,310,724
Daniel J. Heinrich	37,467,581	6,795,027	36,319	6,310,724
Carla C. Hendra	43,935,832	291,212	71,883	6,310,724
R. David Hoover	43,630,449	626,817	41,661	6,310,724
John C. Hunter, III	41,352,715	2,910,360	35,852	6,310,724
James C. Johnson	43,893,061	329,672	76,194	6,310,724
Elizabeth Valk Long	43,884,115	380,907	33,905	6,310,724
Rakesh Sachdev	35,281,507	8,977,909	39,511	6,310,724

Proposal 2: The appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2017 was ratified by the shareholders by the votes set forth in the table below:

For	Against	Abstain
50,076,475	481,552	51,624

Proposal 3: The Company's Executive Officer Bonus Plan performance-based criteria, as described in the Company's Proxy Statement, was approved by the vote of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
43,228,763	977,775	92,389	6,310,724

Proposal 4: The Company's executive compensation, as described in the Company's Proxy Statement, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes
40,882,209	3,307,712	109,006	6,310,724

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY

By:  /s/ Sandra J. Sheldon
Sandra J. Sheldon
Chief Financial Officer

Dated: January 30, 2017